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                                                                     EXHIBIT 4.1
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                              AMENDED AND RESTATED

               3COM CORPORATION 1984 EMPLOYEE STOCK PURCHASE PLAN

     1.  Purpose. The 3Com Corporation 1984 Employee Stock Purchase Plan (the
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"Prior Plan") was established to provide eligible employees of 3Com Corporation
("3Com") and any current or future subsidiary corporation(s) of 3Com (collectively referred to as the "Company") with an opportunity, through payroll deductions, to acquire common stock of 3Com. The Prior Plan has been amended from time to time. On September 28, 1995, the Board of Directors of 3Com (the "Board") amended and restated the Prior Plan as amended in order to make various changes to the Prior Plan considered beneficial for continuing to carry out the purposes of such plan, all in the form set forth herein (the "Plan"). For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company intends that the Plan shall qualify as an "employee stock purchase plan" under section 423 of the Code (including any future amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of section 423 of the Code shall have the same definition herein. Because an eligible employee who participates in the Plan (a "Participant") may withdraw the Participant's accumulated payroll deductions and terminate participation in the Plan or any Offering (as defined below) therein at any time during an Offering Period (as defined below), the Participant is, in effect, given an option which may or may not be exercised during any Offering Period.

     2.  Share Reserve. The maximum number of shares which may be issued under
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the Plan shall be 31,200,000 shares of 3Com's authorized but unissued common stock (the "Shares"). In the event that any option granted under the Plan (an "Option") for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Option may again be subjected to an Option.

     3.  Administration. The Plan shall be administered by the Board and/or by a
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duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee if it has been appointed. All questions of interpretation of the Plan or of any Options shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan and/or any Option. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Options granted pursuant to the Plan; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

     4.  Eligibility. Any regular employee of the Company is eligible to
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participate in the Plan and any Offering (as hereinafter defined) under the Plan except the following:

         (a)  employees who are customarily employed by the Company for less than twenty (20) hours a week;
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          (b)  employees who own or hold options to purchase or who, as a result of participation in the Plan, would own or hold options to purchase stock of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company within the meaning of section 423(b)(3) of the Code; and

          (c) with respect to participation in the Additional Chipcom Offering described in paragraph 5(a) below, employees who were not employed by the Company or Chipcom Corporation ("Chipcom") as of October 2, 1995.

     5.   Offerings
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          (a)  Offering Periods Beginning On or After October 1, 1999. Except as
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otherwise set forth below, effective October 1, 1999, the Plan shall be implemented by offerings (individually, an "Offering") of twenty-four (24)
months duration (an "Offering Period"). An Offering shall commence on April 1 and October 1 of each year and end on the second March 31 and September 30, respectively, occurring thereafter. Notwithstanding the foregoing, the Board may establish a different term for one or more of the Offerings and/or different commencing and/or ending dates for such Offerings. An employee who becomes eligible to participate in the Plan after such Offering but may participate in any subsequent Offering provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Offering. Eligible employees may not participate in more than one Offering at a time. The first day of an Offering Period shall be the "Offering Date" for such Offering Period. In the event the first and/or last day of an Offering Period is not a business day, the Company shall specify the business day that will be deemed the first or last day, as the case may be, of the Offering Period.

          (b)  Purchase Periods. Each Offering Period shall consist of four (4)
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consecutive purchase period of six (6) months duration (a "Purchase Period").
The last day of each Purchase Period shall be the "Purchase Date" for such Purchase Period. A Purchase Period commencing on April 1 shall end on the next September 30. A Purchase Period commencing on October 1 shall end on the next March 31. Notwithstanding the foregoing, the Board may establish a different term for one or more Purchase Periods and/or different commencing dates and/or Purchase Dates for such Purchase Periods. In the event the first and/or last day of a Purchase Period is not a business day, the Company shall specify the business day that will be deemed the first or last day, as the case may be, of the Purchase Period.

          (c)  Governmental Approval; Shareholder Approval. Notwithstanding any
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other provision of the Plan to the contrary, any Option granted pursuant to the
Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Options and/or the Shares, and (ii) in the case of Options with an Offering Date after an amendment to the Plan, obtaining any necessary approval of the shareholders of the Company required in paragraph 17.

     6.   Participation in the Plan
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          (a)  Initial Participation. An eligible employee may elect to become a
Participant effective as of the first Offering Date after satisfying the eligibility requirements set forth in

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paragraph 4 above by delivering a subscription agreement authorizing payroll deductions (a "Subscription Agreement") to the Company's Stock Administration office not later than fifteen (15) calendar days, or such other period as the Company may determine in its sole discretion, prior to such Offering Date. Such Subscription Agreement shall state the eligible employee's election to participate in the Plan and the rate at which payroll deductions shall be accumulated. An eligible employee who does not deliver a Subscription Agreement to the Company's Stock Administration office at least fifteen (15) calendar days, or such period as the Company may determine in its sole discretion, prior to the first Offering Date after becoming eligible to participate in the Plan, shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such employee subsequently enrolls in the Plan by filing a Subscription Agreement with the Company in accordance with this paragraph 6(a).

          (b)  Automatic Participation in Subsequent Offerings. A Participant
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shall automatically participate in each subsequent Offering Period until such time as such Participant ceases to be eligible as provided in paragraph 4, the Participant withdraws from the Plan pursuant to paragraph 10 below, or the Participant terminates employment as provided in paragraph 11 below. A Participant is not required to file an additional Subscription Agreement for such Offering Periods in order to automatically participate therein. Unless otherwise indicated in a subsequently filed Subscription Agreement, the rate at which payroll deductions shall be accumulated with respect to any such subsequent Offering Period shall equal the rate applicable to the immediately preceding Offering Period.

     7.   Purchase Price
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          (a)  Purchase Price. The purchase price at which Shares may be
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acquired in any Offering Period under the Plan shall be eighty-five percent
(85%) of the lesser of (a) the fair market value of the Shares on the Offering Date of such Offering Period or (b) the fair market value of the Shares on the Purchase Date of such Offering Period. For purposes of the Plan, the fair market value of the Shares at any point in time shall be determined by the Board based on such factors as the Board deems relevant; including, without limitation, the mean of the bid and asked price of the Shares on the date in question as reported by the National Association of Securities Dealers Automated Quotation System.

          (b)  Automatic Transfer to Low Price Offering Period. To the extent
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permitted by any applicable laws, regulations, or stock exchange rules, if the
Fair Market Value of the common stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the common stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

     8.   Payment of Purchase Price; Payroll Deductions
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          (a)  Accumulation of Payroll Deductions. The purchase price of Shares
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to be acquired in an Offering Period shall be accumulated only by payroll deductions over the Offering Period. Payroll deductions from a Participant's compensation on each payday during the Offering

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Period (i) shall not exceed ten percent (10%) of such Participant's base pay per month reduced by any payroll deductions from such Participant's compensation to purchase stock under any other plan of the Company intended to qualify as an "employee stock purchase plan" under section 423 of the Code, and (ii) shall not be less than one percent (1%) of the Participant's base pay per month. For purposes hereof, a Participant's "base pay" from the Company is an aggregate that (i) shall include all salaries and commissions, and (ii) shall not include annual awards or incentive bonuses and any other payments not specifically referenced in (i) above, except to the extent that the inclusion of any such item with respect to all Participants on a non-discriminatory basis is specifically approved by the Board. Payroll deductions shall commence on the first payday following the first day of a Offering Period or as soon as administratively feasible thereafter and shall continue to the end of such Offering Period unless sooner altered or terminated as provided in the Plan.

          (b)  Election to Change Payroll Deduction Rate. A Participant may
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decrease (but not increase) the rate of payroll deductions with respect to an
Offering Period only on or before and effective as of the date three (3) months after the beginning of such Offering Period by filing an amended Subscription Agreement with the Company. A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing a new Subscription Agreement with the Company not later than fifteen (15) calendar days, or such other period as the Company may determine in its sole discretion, prior to the beginning of such subsequent Offering Period.

          (c)  Participant Accounts. Individual accounts shall be maintained for
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each Participant. All payroll deductions from a Participant's compensation shall be credited to the Participant's account under the Plan and shall be deposited with the general funds of the Company. No interest shall accrue on such payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

     9.   Purchase of Shares
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          (a)  Purchase. On the Purchase Date of each Offering Period, each
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remaining Participant shall automatically purchase, subject to the limitations set forth in paragraphs 9(b) and 9(c) below, that number of whole Shares arrived at by dividing the total amount theretofore credited to the Participant's account pursuant to paragraph 8(c) by the purchase price established for such Offering Period pursuant to paragraph 7. Any cash balance remaining in the Participant's Plan account shall be refunded to the Participant as soon as practicable after the Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole Share, such amount shall continue to be credited to the Participant's Plan account and shall be applied toward the purchase of Shares in the immediately subsequent Offering Period. No Shares shall be purchased in a given Offering Period on behalf of a Participant whose participation in the Plan has terminated prior to the Purchase Date for such Offering Period.

          (b)  Share Limitation. Subject to the adjustments set forth in
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paragraph 13 below, no Participant shall be entitled to purchase more than 4,000
Shares in a single Offering.

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          (c)  Fair Market Value Limitation. Notwithstanding any other provision
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of the Plan, no Participant shall be entitled to purchase Shares under the Plan
(or any other employee stock purchase plan which is intended to meet the requirements of section 423 of the Code sponsored by 3Com or a parent corporation or subsidiary corporation of 3Com) at a rate which exceeds $25,000 in fair market value (or such other limit as may be imposed by section 423 of the Code) for each calendar year in which the Participant participates in the Plan or any other employee stock purchase plan described in this sentence, as determined in accordance with section 423(b)(8) of the Code.

          (d)  Pro Rata Allocation. In the event the number of Shares which
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might be purchased by all Participants in the Plan exceeds the number of Shares available in the Plan, the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable.

          (e)  Rights as a Shareholder and Employee. A Participant shall have no
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rights as a shareholder by virtue of the Participant's participation in the Plan until the date of issuance of a stock certificate(s) for the Shares being purchased pursuant to the exercise of the Participant's Option. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Participant's employment at any time.

          (f) The Company may, from time to time, establish or change (i) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (ii) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iii) procedures for permitting unequal percentages of payroll withholding from a Participant's compensation in order to accommodate the Company's established payroll procedures or mistakes or delays in following those procedures when processing Participants' withholding elections, and (iv) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion which are consistent with the Plan and section 423 of the Code.

          (g) Any portion of a Participant's Option remaining unexercised after the end of the Offering Period to which such right relates shall expire immediately upon the end of such period.

     10.  Withdrawal
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          (a)  Withdrawal From the Plan. A Participant may withdraw from the
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Plan by signing and delivering to the Company's payroll office, a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time, and if prior to the end of an Offering Period shall be effective for that Offering Period. A Participant is prohibited from again participating in an Offering upon withdrawal from the Plan during such Offering. A Participant who elects to withdraw from the Plan may again participate in the Plan by filing a new Subscription Agreement in the same manner as set forth in paragraph 6(a) above for initial participation in the Plan. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company for a reasonable period of time prior to the effectiveness of the Participant's withdrawal from the Plan.

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          (b)  Return of Payroll Deductions. Upon withdrawal from the Plan, the
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accumulated payroll deductions credited to a withdrawing Participant's account shall be returned to the Participant and the Participant's interest in the Plan shall terminate. No interest shall accrue on the payroll deductions of a Participant.

     11.  Termination of Employment. Termination of a Participant's employment
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with the Company for any reason, including retirement or death, or the failure of a Participant to remain an eligible employee, shall terminate the Participant's participation in the Plan immediately. Upon such termination, the payroll deductions credited to the Participant's account shall be returned to the Participant (or in the case of the Participant's death, to the Participant's legal representative) and all of the Participant's rights under the Plan shall terminate. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of paragraphs 4 and 6.

     12.  Repayment of Payroll Deductions Without Interest.  In the event a
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Participant's interest in the Plan is terminated, the Company shall deliver to the Participant (or in the case of the Participant's death or incapacity, to the Participant's legal representative) the payroll deductions credited to the Participant's account. No interest shall accrue on the payroll deductions of a Participant.

     13.  Capital Changes.  In the event of changes in the common stock of the
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Company due to a stock split, reverse stock split, stock dividend, combination, reclassification or like change in the Company's capitalization, or in the event of any merger, sale or reorganization, appropriate adjustments shall be made by the Company in (a) the number and class of Shares of stock subject to the Plan and to any outstanding Option, (b) the purchase price per Share of any outstanding Option and (c) the Share limitation set forth in paragraph 9(b) above.

     14.  Nonassignability.  Only the Participant may elect to exercise the
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Participant's Option during the Participant's lifetime, and no rights or accumulated payroll deductions of any Participant under the Plan may be pledged, assigned or transferred for any reason, except by will or the laws of descent and distribution, and any such attempt may be treated by the Company as an election by the Participant to withdraw from the Plan.

     15.  Reports.  Each Participant shall receive after the last day of each
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Offering Period a report of the Participant's account setting forth the total payroll deductions accumulated, the number of Shares purchased and the remaining cash balance to be carried over and/or refunded pursuant to paragraph 9(a) above, if any.

     16.  Plan Term.  This Plan shall continue until terminated by the Board
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or until all of the Shares reserved for issuance under the Plan have been issued.

     17.  Amendment or Termination of the Plan.  The Board may at any time amend
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or terminate the Plan, except that such termination cannot affect Options previously granted under the Plan except as otherwise permitted by the Plan, nor may any amendment make any change in an Option previously granted under the Plan which would adversely affect the right of any Participant except as otherwise permitted by the Plan, nor may any amendment be made without approval of the

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shareholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the designation of corporations whose employees may be offered Options under the Plan. Notwithstanding any other provision of the Plan to the contrary, in the event of an amendment to the Plan which affects the rights or privileges of Options to be offered under the Plan, each Participant with an outstanding Option shall have the right to exercise such outstanding Option on the effective date of the amendment and to participate in the Plan for the remaining term of such outstanding Option pursuant to the terms and conditions of the Plan as amended. If in accordance with the preceding sentence a Participant elects to exercise such outstanding Option and to commence participation in the Plan as amended on the effective date of such amendment, the Participant shall be deemed to have received a new Option on such effective date, and such effective date shall be deemed the Offering Date for such Option.

     18.  Clawback.  The Board may, in its discretion and, to the extent
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necessary or desireable, modify or amend the Plan to reduce or eliminate an unfavorable accounting consequence including, but not limited to: (i) altering the Purchase Price for an Offering Period including an Offering Period underway at the time of the change in Purchase Price; (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and (iii) allocating shares.

     Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

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